EXHIBIT 10.6


                    NON-COMPETITION AND CONSULTING AGREEMENT

         This Non-Competition and Consulting Agreement ("Agreement") is entered into this 22nd day of November, 2002 ("Effective Date") by and between First Federal Bank (the "Bank") and Eldon R. Mette ("Consultant").

                                    RECITALS

         A. First Federal Bancshares, Inc. ("FFBI") and PFSB Bancorp, Inc. ("PFSB"), parent of Palmyra Savings ("Palmyra"), have signed an Agreement and Plan of Merger, pursuant to which PFSB will merge with and into FFBI, with FFBI surviving the merger.

         B. The Bank recognizes the specialized knowledge and expertise of the Consultant related to the operations of Palmyra.

         C. To ensure the continued availability of the Consultant, the Bank desires to enter into a non-competition agreement and consulting relationship with Consultant upon the terms and conditions set forth herein.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the covenants and terms set forth in this Agreement and of the mutual benefits accruing to the Bank and Consultant from the relationship to be established between the parties by the terms of this Agreement, the Bank and Consultant hereby agree as follows:

1.       Consulting Relationship
         -----------------------

         The Bank hereby retains Consultant, and Consultant hereby agrees to be retained by the Bank, as an independent contractor, and not as an employee.

2.       Consulting Services
         -------------------

         Consultant agrees that during the term of this Agreement:

         A. Consultant will consult on matters related to the overall business and operations of Palmyra, or such other subsidiary of FFBI and shall continue the historic business of Palmyra, including:

                           o        personnel;

                           o        operating processes and procedures;


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                           o        existing and prospective customers and
                                    market areas; and

                           o        financial service products.

         B. Consultant shall exercise a reasonable degree of skill, prudence and care in performing the services referred to in Paragraph A above.

         C. During the Term of this Agreement, Consultant shall provide services under this Agreement on a schedule mutually agreed upon with senior management of the Bank; PROVIDED, HOWEVER, that Consultant shall not be required to render more than 15 hours of service per month, it being understood and agreed that time spent for service as a director of the Bank (including time spent traveling to and attending meetings of the Bank's Board of Directors) shall not count towards Consultant's performance obligations. It is expressly acknowledged that Consultant may perform services as an employee or independent contractor of another company, subject to the restrictions in Section 6 hereof, and if Consultant performs such services for another company, the Bank shall use its best efforts to schedule his consulting services so as not to interfere with such activities. Consultant shall not be obligated to render any services under this Agreement during such period when he is unable to do so due to illness, disability or injury, subject to the terms of Section 5(b) hereof.

         D. Consultant shall not enter into agreements or make commitments on behalf of the Bank without prior written consent or approval of the Bank or its chief executive officer.

3.       Compensation
         ------------

         A. The Bank agrees to pay Consultant for his consulting services performed under this Agreement at a rate of $ 4,335 per month for a period of 12 months, commencing as of the date of this agreement.

         B. For his commitments and agreements as described in Section 6 herein, the Bank agrees to pay consultant $1,500 per month for a period of 12 months, commencing as of the date of this agreement.

         C. The Bank hereby agrees to reimburse the Consultant for all reasonable expenses incurred by the Consultant on behalf of and with the consent of the Bank, provided that the Consultant shall furnish appropriate documentation of such expenses and receives prior approval of such expenses.


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         D.       The Bank agrees to provide Consultant with reasonable office facilities for the performance of his consulting services.

4.       Other Conditions
         ----------------

         Consultant shall have no authority over any employee or officer of the Bank, nor shall the Bank be required in any manner to implement any plans or suggestions Consultant may provide.

5.       Term and Termination; Effect of Termination
         -------------------------------------------

         The term of this Agreement shall begin on the date first written above and shall continue for a period of 12 calendar months thereafter ("Term") unless terminated in accordance with A, B or C as set forth below.

         A. Termination for Cause. The Bank may terminate this Agreement at any time for "Cause." Termination for Cause means termination because of the Consultant's breach of this Agreement, personal dishonesty or willful violation of any law, rule or regulation related to the business or operations of the Bank or its subsidiaries. Any determination regarding Consultant's termination for Cause shall be made by a majority of the disinterested members of the Bank's Board of Directors.

         B. Death or Disability. In the event of Consultant's death or permanent disability (as determined by a physician selected by the Bank), Consultant's obligations under the Agreement shall terminate.

         C. Termination Without Cause. In the event of a termination of Consultant by the Bank during the Term, other than a Termination for Cause, Consultant's obligation's under the Agreement shall terminate.

         D. Effect of Termination. In the event of Consultant's Termination for Cause, no further payments or benefits shall be payable or provided to Consultant under this Agreement. In the event of (i) a termination by the Bank other than a Termination for Cause or (ii) termination by reason of Consultant's disability, Consultant (or his guardian) shall be entitled to receive the payments and benefits Consultant would have received under Section 3 had he continued to provide services through the expiration of the Term. In the event of a termination by reason of Consultant's death, Consultant's estate shall be entitled to receive the payments Consultant would have received under Section 3 had he continued to provide services through the expiration of the Term.


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6.       Non-Competition and Confidential Business
         -----------------------------------------

         A. Consultant, during the Term of the Agreement, will not compete with the Bank or an affiliate of the Bank in any city, town or county in which the Bank or an affiliate has an office or has filed an application for regulatory approval to establish an office.

         B. During the Term of this Agreement, the Consultant hereby agrees that he shall not, without the Bank's prior written consent, engage in providing professional services or enter into employment as an employee, director, consultant, representative, or similar relationship with any entity whose business materially competes with the depository, lending or other business activities of the Bank or its affiliates in any city, town or county in which the Bank or an affiliate has an office or has filed an application for regulatory approval to establish an office.

         C. During the Term of this Agreement, the Consultant hereby agrees that he shall not, on his own behalf or on behalf of others, employ, solicit, or induce, or attempt to employ, solicit or induce, any employee of the Bank for employment with any financial services enterprise, including, but not limited to, a savings and loan association, bank, credit union or mortgage banking firm, nor will Consultant directly or indirectly, on his behalf or for others, seek to influence any Bank employee to leave the Bank's employ.

         D. During the Term of this Agreement, Consultant agrees that he will not, without the express written consent of the Bank, directly or indirectly communicate or divulge his knowledge of the past, present or considered business activities, proprietary data or other confidential information, of the Bank or its affiliates, nor will he use such information for his own benefit or for the benefit of any other person, firm, association, or corporation, except that Consultant may disclose such matters to the extent that disclosure is (a) requested by the Bank in the course of the consulting relationship or (b) required by a court or other governmental agency of competent jurisdiction. The foregoing restriction shall not apply to information that is or becomes generally available to the public other than as a result of a disclosure by Consultant.

7.       Independent Contractor
         ----------------------

         The parties hereto agree and acknowledge that the relationship between the Bank and Consultant shall be that of an independent contractor and not that of employer-employee, master-servant or principal-agent. Nothing in this Agreement, or its implementation, shall be construed to the contrary.

8.       Effect on Prior Agreements and Existing Benefit Plans
         -----------------------------------------------------

         This Agreement shall represent the complete Agreement between the Bank and Consultant concerning the subject matter hereof and supersedes all prior agreements or understandings, written or


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oral. No attempted modification or waiver of any of the provisions hereof shall be binding on either party unless made in writing and signed by both Consultant and the Bank.

9.       Notices
         -------

         Any notice required or permitted to be given hereunder shall be in writing and shall be effective three (3) business days after it is properly sent by registered or certified mail, if to the Bank to the President at the principal administrative offices of the Bank, or if to Consultant to the address set forth beneath his signature to this Agreement, or to such other address as either party may from time to time designate by notice.

10.      Assignability
         -------------

         This Agreement may not be assigned by either party without the prior written consent of the other party, except that no consent is necessary for the Bank to assign this Agreement to a corporation succeeding to substantially all of the assets or business of the Bank, whether by merger, consolidation, acquisition or otherwise. This Agreement shall be binding upon Consultant, his heirs and permitted assigns and the Bank, its successors and permitted assigns.

11.      Severability
         ------------

         Each of the sections contained in this Agreement shall be enforceable independently of every other section in this Agreement, and the invalidity or nonenforceability of any section shall not invalidate or render nonenforceable any other section contained herein. If any section or provision within a section is found invalid or unenforceable, it is the intent of the parties that a court of competent jurisdiction shall reform the section or provisions to produce its nearest enforceable economic equivalent.

12.      Arbitration
         -----------

         Unless otherwise mutually agreed to by the Consultant and the Bank in writing, any controversy or claim arising out of or relating to this Agreement or the breach thereof shall be settled by binding arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association, with such arbitration hearing to be held at the offices of the American Arbitration Association ("AAA") nearest to Palmyra, Missouri and judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. Either the Consultant or the Bank may file a request for such arbitration with the AAA.


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13.      Applicable Law
         --------------

         It is the intention of the parties hereto that all questions and interpretations with respect to the construction and performance of this Agreement and the rights and liabilities of the parties hereto shall be determined in accordance with the laws of the State of Missouri, with respect to any matter or thing arising out of this Agreement or pursuant thereto.


















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         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and the first above written.

                                                     FIRST FEDERAL BANK

                                                     By:/s/ James J. Stebor
                                                        ------------------------



                                                     CONSULTANT

                                                     /s/ Eldon R. Mette
                                                     ---------------------------
                                                     Eldon R. Mette


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                                                               Address






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